UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2026

Nuveen Farmland REIT
(Exact name of Registrant as specified in its Charter)

Maryland	000-56779	39-7054558
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 West Wacker Drive Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (312) 917-7700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02    Unregistered Sale of Equity Securities.
In connection with its continuous private offering, on November 2, 2026, Nuveen Farmland REIT (the "Company") sold an aggregate of 38,881.643 common shares for aggregate consideration of approximately $0.8 million, plus upfront selling commissions, if any, applicable to the type of common shares.

	Number of Shares Sold	Aggregate Consideration
Type A-I common shares of beneficial interest, par value $0.01 per share	30,500.000	$610,000.00
Type S common shares of beneficial interest, par value $0.01 per share(1)	3,381.643	$70,000.00
Type I common shares of beneficial interest, par value $0.01 per share	5,000.000	$100,000.00
(1) Includes upfront selling commissions.
Also in connection with its continuous private offering, on November 2, 2026, the Company sold an aggregate of 69,966.387 common shares for aggregate consideration of approximately $1.4 million.

	Number of Shares Sold	Aggregate Consideration
Type A-I common shares of beneficial interest, par value $0.01 per share	35,232.381	$705,000.00
Type A-II common shares of beneficial interest, par value $0.01 per share	12,993.503	$260,000.00
Type I common shares of beneficial interest, par value $0.01 per share	18,990.503	$380,000.00
Type E common shares of beneficial interest, par value $0.01 per share	2,750.000	$55,000.00
The offer and sale of these shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and Regulation D thereunder.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuveen Farmland REIT

	By:	/s/ Jennifer Mangano
		Name:	Jennifer Mangano
		Title:	Chief Accounting Officer and Treasurer

November 6, 2026